EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-187346, 333-174758, 333-163832, 333-140624, 333-121006, 333-115505, 333-81340, 333-51556, 333-38886 and 333-25021) of Vericel Corporation. of our report dated March 25, 2015 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
March 25, 2015